U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2016

INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c). On October 10, 2016, Integer Holdings Corporation (the “Company”) announced the appointment of Jeremy Friedman, age 63, as the Company’s Executive Vice President and Chief Operating Officer. Mr. Friedman currently serves as President of the Company’s Cardio and Vascular product group. Mr. Friedman’s business experience during the past five years is set forth in the Company’s Annual Report on From 10-K for the fiscal year ended January 1, 2016, as filed with the Securities and Exchange Commission on March 1, 2016, and is incorporated herein by this reference.

As Executive Vice President and Chief Operating Officer, Mr. Friedman will receive an annual base salary of $550,000, annual eligibility under the Company’s short term cash incentive plan equal to 80% of his annual salary at target and 155% of his annual salary at maximum payout, on or about January 3, 2017, a long-term incentive equity award valued at $2,100,000 consisting of restricted stock units vesting in equal installments over three years beginning on the last day of fiscal year 2017, and will be eligible to participate in the Company’s health, profit sharing, retirement and other benefit plans and programs generally offered by the Company to its executives. In connection with his appointment, Mr. Friedman received a stock option grant for 50,000 shares. If Mr. Friedman’s employment is terminated by the Company for any reason, other than for cause, he will receive annual base salary and health and benefit continuation for eighteen months from the date of termination. Mr. Friedman previously entered into a change of control agreement with the Company that provides for continued employment with the same base salary, annual cash incentive and benefits for two years following a change of control. Under that agreement, if Mr. Friedman is terminated within six months prior to or following a change of control, other than by reason of death, disability or cause, or terminates employment voluntarily for good reason, he would be entitled to receive a one-time lump sum equal to two times his current base salary and two times the greater of his average cash bonus during the three year period prior to such termination or the current year short term incentive plan target bonus, continued coverage under the Company’s medical and other benefit plans for a period of two years, and accelerated vesting of equity awards other than performance-based awards. In addition, the Company has also agreed to pay Mr. Friedman’s reasonable relocation expenses, including certain temporary housing and airfare expenses and up to $10,000 of moving expenses.

A copy of the press release announcing the appointment of Mr. Friedman as Executive Vice President and Chief Operating Officer is attached as Exhibit 99.1 to this report and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d). Exhibits

99.1 Press Release dated October 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	October 11, 2016	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary